                                                                   EXHIBIT 99.2

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the prospectus forming a part of this Registration Statement as a person about to become a director of MFS Communications Company, Inc.

                                                /s/ Richard L. Adams, Jr.
                                          -------------------------------------

Date: May 23, 1996